EXECUTION VERSION

EXHIBIT 10.2

COLLATERAL MANAGEMENT AGREEMENT

dated as of February 24, 2025

by and between

MFIC BETHESDA CLO 2 LLC,
as Issuer

and

MIDCAP FINANCIAL INVESTMENT CORPORATION,
as Collateral Manager

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Table of Contents

Page

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Table of Contents

(continued)

Page

Section 29. Titles Not to Affect Interpretation.	36
Section 30. Execution in Counterparts.	36
Section 31. Provisions Separable.	36
Section 32. Gender.	36
Section 33. Communications with Rating Agencies.	37

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COLLATERAL MANAGEMENT AGREEMENT

THIS COLLATERAL MANAGEMENT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of February 24, 2025, is entered into by and between MFIC BETHESDA CLO 2 LLC, a limited liability company formed under the laws of the State of Delaware (the “Issuer”) and MIDCAP FINANCIAL INVESTMENT CORPORATION, a corporation incorporated under the laws of the State of Maryland, as collateral manager (together with its successors and permitted assigns, “MFIC” and the “Collateral Manager”).

W I T N E S S E T H:

WHEREAS, the Notes will be issued pursuant to an indenture dated as of a date on or about February 24, 2025 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), between the Issuer and Deutsche Bank National Trust Company, as trustee (the “Trustee”);

WHEREAS, the Issuer intends to pledge all Collateral Obligations and the other Assets, all as set forth in the Indenture, to the Trustee as security for the Issuer’s obligations under the Indenture;

WHEREAS, the Issuer desires to appoint MFIC as the Collateral Manager to provide the services described herein and MFIC desires to accept such appointment;

WHEREAS, the Indenture authorizes the Issuer to enter into this Agreement, pursuant to which the Collateral Manager agrees to perform, on behalf of the Issuer, certain investment management duties with respect to the acquisition, administration and disposition of Assets in the manner and on the terms set forth herein and to perform such additional duties as are consistent with the terms of this Agreement and the Indenture as the Issuer may from time to time reasonably request; and

WHEREAS, the Collateral Manager has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

(a) As used in this Agreement:

“Advisers Act” shall mean the U.S. Investment Advisers Act of 1940, as amended.

“Aggregate Collateral Management Fee” shall have the meaning set forth in Section 8(a).

“Agreement” shall have the meaning set forth in the preamble.

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“Cause” shall have the meaning set forth in Section 14(a).

“Client” shall mean with respect to any specified Person, any Person or account for which the specified Person provides investment management services or investment advice.

“CM Purchasers” shall mean, collectively, any Affiliate of the Collateral Manager or account or fund managed by the Collateral Manager or its affiliates that acquires Notes on the Closing Date.

“Collateral Management Fee” shall have the meaning set forth in Section 8(a).

“Collateral Management Fee Shortfall Amount” shall have the meaning set forth in Section 8(a).

“Collateral Manager” shall have the meaning set forth in the preamble.

“Collateral Manager Breaches” shall have the meaning set forth in Section 10(a).

“Collateral Manager Information” shall mean the information concerning the Collateral Manager included in the Final Offering Circular under the headings “Risk Factors—Relating to Certain Conflicts of Interest—Certain conflicts of interest relating to the Collateral Manager and its Affiliates,” “Risk Factors—Risks Relating to the Collateral Manager—The Collateral Manager has limited operating history; past performance of the Collateral Manager and its affiliates not indicative,” “Risk Factors—Risks Relating to the Collateral Manager—The Issuer will depend on the managerial expertise available to the Collateral Manager and its key personnel,” “Risk Factors—Relating to Certain Conflicts of Interest—No ethical screens or information barriers,” “Risk Factors—Relating to Certain Conflicts of Interest—Other potential conflicts of interest” and “The Collateral Manager, the Transferor and the Sub-Servicer,” including, in each case, any amendment or supplement to such information approved by the Collateral Manager that is contained in any amendment or supplement to the Final Offering Circular (including any offering circular approved in writing by the Collateral Manager for additional notes issued pursuant to the provisions of the Indenture described in Section 2.13 of the Indenture or for replacement notes issued in connection with a Refinancing in part by Class of one or more Classes of Notes).

“Collateral Manager Notes” shall mean any Notes owned by the Collateral Manager, an Affiliate thereof, or any account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof or for which the Collateral Manager or an Affiliate thereof acts as the investment adviser or with respect to which the Collateral Manager or an Affiliate thereof exercises discretionary control.

“Collateral Manager Standard” shall mean the standard of care applicable to the Collateral Manager set forth in Section 2(a).

“Cumulative Deferred Management Fee” shall have the meaning set forth in Section 8(a).

“Current Deferred Management Fee” shall have the meaning set forth in Section 8(a).

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“Designated Manager” shall mean MFIC, in its capacity as designated manager under the Amended and Restated LLC Agreement of the Issuer, dated as of February 24, 2025.

“Expenses” shall have the meaning set forth in Section 10(b).

“Fee Basis Amount” shall mean, as of any date of determination, the sum of (a) the Collateral Principal Amount, (b) the aggregate outstanding principal balance of all Defaulted Obligations and (c) the aggregate amount of all Principal Financed Accrued Interest.

“Final Offering Circular” shall mean the final offering circular, dated as of February 12, 2025 with respect to the Notes.

“Indemnified Party” shall have the meaning set forth in Section 10(b).

“Indenture” shall have the meaning set forth in the recitals hereto.

“Instrument of Acceptance” shall have the meaning set forth in Section 12(c).

“Internal Policies” shall have the meaning set forth in Section 3(b).

“Issuer” shall have the meaning set forth in the preamble.

“Losses” shall have the meaning set forth in Section 10(b).

“Majority” shall mean, with respect to any Class or Classes of Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Notes of such Class or Classes, as applicable.

“Material Adverse Effect” shall mean, with respect to any event or circumstance, a material adverse effect on (i) the business, financial condition (other than the performance of the Assets) or operations of the Issuer, taken as a whole, (ii) the validity or enforceability of the Indenture, this Agreement or the LLC Agreement or (iii) the existence, perfection, priority or enforceability of the Trustee’s lien on the Assets.

“Organizational Instruments” shall mean the memorandum and articles of association or certificate of incorporation and bylaws (or the comparable documents for the applicable jurisdiction), in the case of a corporation, the certificate of trust or trust agreement, in the case of a statutory trust or the partnership agreement, in the case of a partnership, or the certificate of formation and limited liability company agreement (or the comparable documents for the applicable jurisdiction), in the case of a limited liability company.

“Owner” shall mean, with respect to any Person, any direct or indirect shareholder, member, partner or other equity or beneficial owner thereof.

“Prime Rate” shall mean that certain rate quoted in the Wall Street Journal as the U.S. “prime rate” on such date (or, if not quoted on such date, on the preceding date on which it is so quoted).

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“Proceedings” shall have the meaning set forth in Section 22.

“Related Person” shall mean, with respect to any Person, the Owners, directors, officers, employees, managers, agents and professional advisors thereof.

“Responsible Officer” shall mean any officer, authorized person or employee of the Collateral Manager set forth on the list provided by the Collateral Manager to the Issuer and the Trustee which list shall include any portfolio manager having day-to-day responsibility for the performance of the Collateral Manager under this Agreement, as such list may be amended from time to time.

“Section 28(e)” shall have the meaning set forth in Section 3(b).

“Statement of Cause” shall have the meaning set forth in Section 14(a).

“Supermajority” shall mean, with respect to any Class of Notes, the Holders of at least 66 2/3% of the Aggregate Outstanding Amount of the Notes of such Class.

“Termination Notice” shall have the meaning set forth in Section 14(a).

“Transaction” shall mean any action taken by the Collateral Manager on behalf of the Issuer with respect to the Assets, including, without limitation, (i) selecting the Collateral Obligations and Eligible Investments to be acquired by the Issuer, (ii) investing and reinvesting the Assets (including, without limitation, after the Reinvestment Period), (iii) amending, waiving and/or taking any other action commensurate with managing the Assets and (iv) instructing the Trustee with respect to any acquisition, disposition or tender of a Collateral Obligation, Equity Security, Eligible Investment or other assets received in respect thereof in the open market or otherwise by the Issuer.

“Trustee” shall have the meaning set forth in the recitals hereto.

(b) Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture. Unless the context requires otherwise, references to “Section” mean a section of this Agreement.

Section 2. General Duties and Authority of the Collateral Manager.

(a) MFIC is hereby appointed as Collateral Manager of the Issuer for the purpose of performing certain investment management functions including, without limitation, supervising and directing the investment and reinvestment of the Collateral Obligations and Eligible Investments and performing certain administrative and advisory functions on behalf of the Issuer in accordance with the applicable provisions of the Indenture, of the Collateral Administration Agreement and of this Agreement (which functions may be handled by a standing order), and MFIC hereby accepts such appointment. Except as may otherwise be expressly provided in this Agreement or the Indenture, the Collateral Manager will perform its obligations hereunder and under the Indenture with reasonable care and in good faith, (i) using a degree of skill and attention no less than that which the Collateral Manager exercises with respect to comparable assets that it

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may manage for itself and its other clients, and (ii) in accordance with the Collateral Manager’s existing practices and procedures with respect to investing in assets of the nature and character of the Assets. To the extent not inconsistent with the foregoing, the Collateral Manager will follow its customary standards, policies and procedures in performing its duties hereunder and under the Indenture; provided that the Collateral Manager shall not be liable for any loss or damages resulting from any failure to satisfy the standard of care set forth in this Section 2(a) except to the extent such failure would result in liability pursuant to Section 10(a).

(b) Subject to the Collateral Manager Standard and Section 2(a), Section 2(c)(i), Section 2(e), Section 5, Section 7 and Section 10 and to the applicable provisions of the Indenture, the Collateral Manager shall, and is hereby authorized to:

(i) select the Collateral Obligations and Eligible Investments to be acquired, sold, terminated or otherwise disposed of by the Issuer;

(ii) invest and reinvest the Assets; provided that, the investments and reinvestments in Collateral Obligations are subject to certain conditions;

(iii) instruct the Trustee with respect to any acquisition, disposition, or tender of a Collateral Obligation, Equity Security, Eligible Investment or other assets received in respect thereof in the open market or otherwise by the Issuer;

(iv) advise the Issuer with respect to entering into and administering hedge agreements, including whether and when the Issuer should exercise any rights available thereunder;

(v) engage in any Permitted Use in accordance with the Indenture; and

(vi) perform all other tasks that the Indenture, the Collateral Administration Agreement or this Agreement specify to be taken by the Collateral Manager and may, in the Collateral Manager’s discretion, take any other actions not inconsistent with the duties of the Collateral Manager set forth in the Indenture, the Collateral Administration Agreement or this Agreement.

The Collateral Manager shall, and is hereby authorized to, perform its obligations hereunder and under the Indenture and the Collateral Administration Agreement in a manner which is consistent with the terms hereof and of the Indenture and the Collateral Administration Agreement. The Collateral Manager will not be bound to comply with any supplement to the Indenture, however, until it has received a copy of any such supplement from the Issuer or the Trustee and unless the Collateral Manager has consented thereto in writing, as provided in the Indenture. The Issuer agrees that it will not permit to become effective any supplement to the Indenture that modifies the obligations or liabilities of the Collateral Manager or affects the amount or basis of calculation or priority of any fees payable to the Collateral Manager unless the Collateral Manager has been given prior written notice of such amendment and unless the Collateral Manager has expressly consented thereto in writing.

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Notwithstanding anything to the contrary in this Section 2(b), none of the services performed by the Collateral Manager shall result in or be construed as resulting in an obligation to perform any of the following: (i) the Collateral Manager acting repeatedly or continuously as an intermediary in securities for the Issuer; (ii) the Collateral Manager providing investment banking services to the Issuer; or (iii) the Collateral Manager having direct contact with, or actively soliciting or finding, outside investors to invest in the Issuer.

(c) Subject to the provisions concerning its general duties and obligations as set forth in paragraphs (a) and (b) above and the terms of the Indenture, the Collateral Manager shall provide, and is hereby authorized to provide, the following services to the Issuer:

(i) The Collateral Manager shall perform the investment-related duties and functions (including, without limitation, the furnishing of Issuer Orders and Responsible Officer’s certificates) as are expressly required hereunder and under the Indenture with regard to acquisitions, sales or other dispositions of Collateral Obligations, Equity Securities, Eligible Investments and other assets permitted to be acquired or sold under, and subject to, the Indenture (including any proceeds received by way of Offers, workouts and restructurings on assets owned by the Issuer) and shall comply with the requirements in the Indenture. The Collateral Manager shall have no obligation to perform any other duties other than as expressly specified herein or in the Indenture and the Collateral Manager shall be subject to no implicit obligations of any kind. The Issuer hereby irrevocably (except as provided below) appoints the Collateral Manager as its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with the performance of its duties provided for in this Agreement or in the Indenture, including, without limitation, the following powers: (A) to give or cause to be given any necessary receipts or acquittance for amounts collected or received hereunder, (B) to make or cause to be made all necessary transfers of the Collateral Obligations, Equity Securities and Eligible Investments in connection with any acquisition, sale or other disposition made pursuant hereto and the Indenture, (C) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Issuer all necessary or appropriate bills of sale, assignments, agreements and other instruments in connection with any such acquisition, sale or other disposition and (D) to execute (under hand, under seal or as a deed) and deliver or cause to be executed and delivered on behalf of the Issuer any consents, votes, proxies, waivers, notices, amendments, modifications, agreements, instruments, orders or other documents in connection with or pursuant to this Agreement or the Indenture and relating to any Collateral Obligation, Equity Security or Eligible Investment. The Issuer hereby ratifies and confirms all that such attorney-in-fact (or any substitute) shall lawfully do hereunder and pursuant hereto and authorizes such attorney-in-fact to exercise full discretion and act for the Issuer in the same manner and with the same force and effect as the trustees, directors, managers or officers of the Issuer might or could do in respect of the performance of such services, as well as in respect of all other things the Collateral Manager deems necessary or incidental to the furtherance or conduct of such services, subject in each case to the other terms of this Agreement. The Issuer hereby authorizes such attorney-in-fact, in its sole discretion (but subject to applicable law and the provisions of this Agreement

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and the Indenture), to take all actions that it considers reasonably necessary and appropriate in respect of the Assets, this Agreement and the other Transaction Documents. Nevertheless, if so requested by the Collateral Manager or by a purchaser of any Collateral Obligation, Equity Security, Eligible Investment or other asset, the Issuer shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Manager or such purchaser all proper bills of sale, assignments, releases, powers of attorney, proxies, dividends, other orders and other instruments as may reasonably be designated in any such request. Except as otherwise set forth and provided for herein, this grant of power of attorney is coupled with an interest, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of the Issuer. Notwithstanding anything herein to the contrary, the appointment herein of the Collateral Manager as the Issuer’s agent and attorney-in-fact shall automatically cease and terminate upon the effective date of any termination of this Agreement, the resignation of the Collateral Manager pursuant to Section 12 or any removal of the Collateral Manager pursuant to Section 14. Each of the Collateral Manager and the Issuer shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement and the Indenture.

(ii) The Collateral Manager shall instruct the Issuer with respect to the acquisition of Collateral Obligations by the Issuer in accordance with the Indenture.

(iii) Pursuant to the terms of this Agreement, the Collateral Manager shall monitor the Assets on behalf of the Issuer on an ongoing basis and shall provide or cause to be provided to the Issuer all reports, schedules and other data reasonably available to the Collateral Manager that the Issuer is required to prepare and deliver or cause to be prepared and delivered under the Indenture, in such forms and containing such information required thereby, in reasonably sufficient time for such required reports, schedules and data to be reviewed and delivered by or on behalf of the Issuer to the parties entitled thereto under the Indenture. Pursuant to the terms of the Collateral Administration Agreement, the Collateral Administrator shall provide certain reports, schedules and calculations to the Collateral Manager regarding the Collateral Obligations. The obligation of the Collateral Manager to furnish such information is subject to the Collateral Manager’s timely receipt of necessary reports and the appropriate information from the Person responsible for the delivery of or preparation of such reports and such information (including without limitation, the Obligors of the Collateral Obligations, the Rating Agencies, the Trustee and the Collateral Administrator) and to any confidentiality restrictions with respect thereto. The Collateral Manager shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by a Person that the Collateral Manager has no reason to believe is not duly authorized. The Collateral Manager also may rely upon any statement made to it orally or by telephone and made by a Person the Collateral Manager has no reason to believe is not duly authorized, and shall not incur any liability for relying thereon. The Collateral Manager is entitled to

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rely on any other information furnished to it by third parties that it reasonably believes in good faith to be genuine.

(iv) The Collateral Manager, on behalf of the Issuer, shall be responsible for obtaining, to the extent reasonably practicable and to the extent such information is readily available to it, any information concerning whether a Collateral Obligation is a Discount Obligation or has become a Defaulted Obligation, a Credit Risk Obligation, a Deferring Obligation, a Current Pay Obligation or a Credit Improved Obligation.

(v) The Collateral Manager may, subject to and in accordance with the Indenture, as agent of the Issuer and on behalf of the Issuer, direct the Trustee to take any of the following actions with respect to a Collateral Obligation, Equity Security or Eligible Investment, as applicable:

(A) purchase or otherwise acquire such Collateral Obligation or Eligible Investment;

(B) retain such Collateral Obligation, Equity Security or Eligible Investment;

(C) sell or otherwise dispose of such Collateral Obligation, Equity Security or Eligible Investment in the open market or otherwise;

(D) if applicable, tender such Collateral Obligation, Equity Security or Eligible Investment;

(E) if applicable, consent to or refuse to consent to any proposed amendment, modification, restructuring, exchange, waiver or Offer;

(F) retain or dispose of any securities or other property (if other than cash) received by the Issuer;

(G) waive any default with respect to any Collateral Obligation;

(H) vote to accelerate the maturity of any Collateral Obligation;

(I) participate in a committee or group formed by creditors of an issuer or a borrower under a Collateral Obligation, Eligible Investment or Equity Security;

(J) after or in connection with the payment in full of all amounts owed under the Notes and the termination without replacement of the Indenture or in connection with any redemption or Refinancing of the Notes, advise the Issuer as to when, in the view of the Collateral Manager, it would be in the best interest of the Issuer to liquidate all or any portion of the Issuer’s investment portfolio (and, if applicable, after discharge of the Indenture) and render such assistance as may be necessary or required by the Issuer in connection with such liquidation or any actions necessary to effectuate a redemption or Refinancing of the Notes;

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(K) advise and assist the Issuer with respect to the valuation of the Assets, to the extent required or permitted by the Indenture;

(L) provide strategic and financial planning (including advice on utilization of assets), financial statements and other similar reports;

(M) negotiate, modify or amend any loan for the Issuer as authorized by the Indenture in accordance with a Refinancing;

(N) take any action in connection with any Permitted Use in accordance with the Indenture; and

(O) exercise any other rights or remedies with respect to such Collateral Obligation, Equity Security or Eligible Investment as provided in the Underlying Instruments of the Obligor or issuer under such Assets or the other documents governing the terms of such Assets or take any other action consistent with the terms of this Agreement or the Indenture which the Collateral Manager reasonably determines to be in the best interests of the holders.

(vi) The Collateral Manager shall retain accounting, tax, counsel and other professional services on behalf of the Issuer that are necessary to enable the Issuer to comply with its obligations under the Indenture.

(vii) In connection with the acquisition of any loan or Participation Interest by the Issuer, the Collateral Manager shall prepare, on behalf of the Issuer, the information required to be delivered to the Trustee pursuant to the Indenture.

(viii) Where the Collateral Manager executes on behalf of the Issuer an agreement or instrument pursuant to which any security interest over any assets of the Issuer is created or released, the Collateral Manager shall promptly give written notice thereof to the Issuer and shall provide the Issuer (or its counsel) with such information and/or copy documentation in respect thereof as the Issuer (or its counsel) may reasonably require.

(d) In performing its duties hereunder and when exercising its discretion and judgment in connection with any transactions involving the Assets, the Collateral Manager shall carry out any reasonable written directions of the Issuer for the purpose of the Issuer’s compliance with its Organizational Instruments and the Indenture; provided that, such directions are not inconsistent with any provision of this Agreement or the Indenture by which the Collateral Manager is bound or prohibited by applicable law.

(e) In providing services hereunder, the Collateral Manager may rely in good faith upon and will incur no liability for relying upon advice of nationally recognized counsel, accountants or other advisers as the Collateral Manager determines, in its sole discretion, is reasonably appropriate in connection with the services provided by the Collateral Manager under this Agreement. The Collateral Manager may, without the consent of any party, employ third parties, including, without limitation, its affiliates and Owners, to render advice (including

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investment advice), to provide services to arrange for trade execution and otherwise provide assistance to the Issuer and to perform any of its duties hereunder; provided that, the Collateral Manager shall not be relieved of any of its duties hereunder regardless of the performance of any services by third parties, including affiliates.

Section 3. Purchase and Sale Transactions; Brokerage.

(a) The Collateral Manager, subject to and in accordance with the Indenture, hereby agrees that it shall cause any Transaction to be conducted on terms and conditions negotiated on an arm’s-length basis and in accordance with applicable law. Except as expressly permitted under the Indenture, no Assets (other than any Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations) shall be purchased if such Assets may give rise to any obligation or liability on the Issuer’s part to take any action or make any payment other than at the Issuer’s option. Further, the Collateral Manager will not cause or allow the Issuer to acquire any obligation of a Portfolio Company.

(b) The Collateral Manager will seek to obtain the best execution (but shall have no obligation to obtain the lowest price available) for all orders placed with respect to any Transaction, in a manner permitted by law and in a manner it believes to be in the best interests of the Issuer. Subject to the preceding sentence, the Collateral Manager may, in the allocation of business, select brokers and/or dealers with whom to effect trades on behalf of the Issuer and may open cash trading accounts with such brokers and dealers; provided that, none of the Assets may be credited to, held in or subject to the lien of the broker or dealer with respect to any such account. In addition, subject to the first sentence of this paragraph, the Collateral Manager may, in the allocation of business, take into consideration research and other brokerage services furnished to the Collateral Manager or its affiliates by brokers and dealers which are not affiliates of the Collateral Manager; provided that, the Collateral Manager in good faith believes that the compensation for such services rendered by such brokers and dealers complies with the requirements of Section 28(e) of the Exchange Act (“Section 28(e)”), or in the case of principal or fixed income transactions for which the “safe harbor” of Section 28(e) is not available, the amount of the spread charged is reasonable in relation to the value of the research and other brokerage services provided. Such services may be used by the Collateral Manager in connection with its other advisory activities or investment operations. The Collateral Manager may aggregate sales and purchase orders of securities placed with respect to the Assets with similar orders being made simultaneously for other accounts managed by the Collateral Manager or with accounts of the affiliates of the Collateral Manager, if in the Collateral Manager’s reasonable judgment such aggregation shall result in an overall economic benefit to the Issuer, taking into consideration all circumstances that it considers relevant. When a Transaction occurs as part of any aggregate sales or purchase orders, the objective of the Collateral Manager will be to allocate the executions among the accounts in an equitable manner and in accordance with the internal policies and procedures of the Collateral Manager (as such may be amended from time to time, the “Internal Policies”) and applicable law.

(c) The Issuer acknowledges and agrees that (i) the determination by the Collateral Manager of any benefit to the Issuer will be subjective and will represent the Collateral Manager’s evaluation at the time taking into consideration all circumstances that it considers relevant and (ii) the Collateral Manager shall be fully protected with respect to any such determination to the extent

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the Collateral Manager acts in accordance with the Collateral Manager Standard. The Issuer acknowledges and agrees that the CM Purchasers are holders of certain Notes, and may purchase (directly or indirectly) the Notes of one or more Classes from time to time and such investment(s) may give rise to conflicts of interest. The Collateral Manager may remit a portion of the Collateral Management Fee received by it to one or more of the CM Purchasers or any of its other affiliates or accounts or funds managed by it or its affiliates. No other beneficial owner of the Notes will receive any such fee remittance, nor will any such fee remittance reduce the amount of the Collateral Management Fee paid to the Collateral Manager.

(d) Subject to the Collateral Manager’s execution obligations described in Sections 3(a), 3(b) and 3(e) and the covenants set forth in Section 5, the Collateral Manager is hereby authorized to effect client cross-transactions where the Collateral Manager causes a Transaction to be effected between the Issuer and another account advised by it or any of its affiliates.

(e) The Issuer acknowledges and agrees that the Collateral Manager or any of its affiliates may acquire or sell obligations or securities, for its own account or for the accounts of its customers, without either requiring or precluding the acquisition or sale of such obligations or securities for the account of the Issuer. Such investments may be the same or different from those made on behalf of the Issuer. In the event that, in light of market conditions and investment objectives, the Collateral Manager determines that it would be advisable to acquire the same Collateral Obligation both for the Issuer and either the proprietary account of the Collateral Manager or any Affiliate of the Collateral Manager or another client of the Collateral Manager, the Collateral Manager will allocate the executions among the accounts in an equitable manner in accordance with the Internal Policies of the Collateral Manager. The Issuer acknowledges that the Collateral Manager and its affiliates may enter into, for their own accounts or for the accounts of others, credit default swaps relating to Obligors and issuers with respect to the Collateral Obligations included in the Assets. The Issuer acknowledges that other funds or investment accounts managed by the Collateral Manager or any of its affiliates may require the Collateral Manager or such affiliates to apply a different valuation methodology in valuing specific investments than the valuation methodology set forth in the Transaction Documents for the Issuer. As a result of such different methodology, the value of certain investments held in such separately managed funds or accounts may differ from the value assigned to the same investments held by the Issuer under the Transaction Documents.

Section 4. Additional Activities of the Collateral Manager.

Nothing herein shall prevent the Collateral Manager or any of its affiliates from engaging in other businesses, or from rendering services of any kind to the Issuer, the Trustee, the Initial Purchaser, the Placement Agent, any holder or beneficial owner of a Note or their respective affiliates or any other Person regardless of whether such business is in competition with the Issuer or otherwise. Without prejudice to the generality of the foregoing, partners, members, shareholders, directors, managers, officers, employees and agents of the Collateral Manager, affiliates of the Collateral Manager, and the Collateral Manager may:

(a) serve as managers or directors (whether supervisory or managing), officers, employees, partners, agents, nominees or signatories for the Issuer or any Affiliate thereof, or for

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any Obligor or issuer in respect of any of the Collateral Obligations, Equity Securities or Eligible Investments or any Affiliate thereof, to the extent permitted by their respective Organizational Instruments and Underlying Instruments, as from time to time amended, or by any resolutions duly adopted by the Issuer, its affiliates or any Obligor or issuer in respect of any of the Collateral Obligations, Eligible Investments or Equity Securities (or any Affiliate thereof) pursuant to their respective Organizational Instruments;

(b) receive fees for loan origination or services of whatever nature rendered to the Obligor or issuer in respect of any of the Collateral Obligations, Eligible Investments or Equity Securities or any Affiliate thereof;

(c) be retained to provide services unrelated to this Agreement to the Issuer or its affiliates and be paid therefor, on an arm’s-length basis;

(d) be a secured or unsecured creditor of, or hold a debt obligation of or equity interest in, the Issuer or any Affiliate thereof or any Obligor or issuer of any Collateral Obligation, Eligible Investment or Equity Security or any Affiliate thereof;

(e) subject to Section 3(b) and Section 5, sell any Collateral Obligation or Eligible Investment to, or purchase or acquire any Collateral Obligation or Equity Security or Eligible Investment from, the Issuer while acting in the capacity of principal or agent;

(f) underwrite, arrange, structure, originate, syndicate, act as a distributor of or make a market in any Collateral Obligation, Equity Security or Eligible Investment and receive fees and other compensation from the Issuer and other parties in connection therewith;

(g) serve as a member of any “creditors’ board,” “creditors’ committee” or similar creditor group with respect to any Collateral Obligation (including any Defaulted Obligation), Eligible Investment or Equity Security; or

(h) act as collateral manager, portfolio manager, investment manager and/or investment adviser or sub-adviser in collateralized bond obligation vehicles, collateralized loan obligation vehicles and other similar warehousing, financing or other investment vehicles.

As a result, such individuals may possess information relating to Obligors and issuers of Collateral Obligations that is (i) not known to or (ii) known but restricted as to its use by the individuals at the Collateral Manager responsible for monitoring the Collateral Obligations and performing the other obligations of the Collateral Manager under this Agreement. Each of such ownership and other relationships may result in securities laws restrictions on transactions in such securities by the Issuer and otherwise create conflicts of interest for the Issuer. The Issuer acknowledges and agrees that, in all such instances, the Collateral Manager and its affiliates may in their discretion make investment recommendations and decisions that may be the same as or different from those made with respect to the Issuer’s investments and they have no duty, in making or managing such investments, to act in a way that is favorable to the Issuer.

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The Issuer acknowledges that there are generally no ethical screens or information barriers among the Collateral Manager and certain of its affiliates of the type that many firms implement to separate Persons who make investment decisions from others who might possess applicable material, non-public information. The Issuer acknowledges that the Collateral Manager may be prevented from causing the Issuer to transact in certain assets due to internal restrictions imposed on the Collateral Manager regarding the possession and use of material and/or non-public information.

Unless the Collateral Manager determines in its sole discretion that such Transaction complies with the provisions of Section 5, the Collateral Manager will not direct the Trustee to acquire or sell securities issued by (i) Persons of which the Collateral Manager, any of its affiliates or any of its officers, directors or employees are directors or officers, (ii) Persons of which the Collateral Manager, or any of its respective affiliates act as principal or (iii) Persons about which the Collateral Manager or any of its affiliates have material non-public information which the Collateral Manager deems would prohibit it from advising as to the trading of such securities in accordance with applicable law.

It is understood that the Collateral Manager and any of its affiliates may engage in any other business and furnish investment management and advisory services to others, including Persons which may have investment policies similar to those followed by the Collateral Manager with respect to the Assets and which may own securities or obligations of the same class, or which are of the same type, as the Collateral Obligations or the Eligible Investments or other securities or obligations of the Obligors or issuers of the Collateral Obligations or the Eligible Investments. The Collateral Manager will be free, in its sole discretion, to make recommendations to others, or effect transactions on behalf of itself or for others, which may be the same as or different from those effected with respect to the Assets. Nothing in the Indenture and this Agreement shall prevent the Collateral Manager or any of its affiliates, acting either as principal or agent on behalf of others, from buying or selling, or from recommending to or directing any other account to buy or sell, at any time, securities or obligations of the same kind or class, or securities or obligations of a different kind or class of the same Obligor or issuer, as those directed by the Collateral Manager to be purchased or sold on behalf of the Issuer. It is understood that, to the extent permitted by applicable law, the Collateral Manager, its Owners, their affiliates or their respective Related Persons or any member of their families or a Person advised by the Collateral Manager may have an interest in a particular transaction or in securities or obligations of the same kind or class, or securities or obligations of a different kind or class of the same issuer, as those whose purchase or sale the Collateral Manager may direct hereunder. In the event that, in light of market conditions and investment objectives, the Collateral Manager determines that it would be advisable to purchase the same Collateral Obligation both for the Issuer, and either the proprietary account of the Collateral Manager or any Affiliate of the Collateral Manager or another client of the Collateral Manager, the Collateral Manager will employ allocation procedures consistent with such procedures as may be in place from time to time. The Issuer agrees that, in the course of managing the Collateral Obligations held by the Issuer, the Collateral Manager may consider its relationships with other Clients (including Obligors and issuers) and its affiliates. The Collateral Manager may decline to make a particular investment for the Issuer in view of such relationships.

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The Issuer agrees that neither the Collateral Manager nor any of its affiliates is under any obligation to offer all investment opportunities of which they become aware to the Issuer or to account to the Issuer for (or share with the Issuer or inform the Issuer of) any such transaction or any benefit received by them from any such transaction. The Issuer understands that the Collateral Manager and/or its affiliates may have, for their own accounts or for the accounts of others, portfolios with substantially the same portfolio criteria as are applicable to the Issuer. Furthermore, the Collateral Manager and/or its affiliates may make an investment on behalf of any Client or on their own behalf without offering the investment opportunity or making any investment on behalf of the Issuer and, accordingly, investment opportunities may not be allocated among all such Clients. The Issuer acknowledges that affirmative obligations may arise in the future, whereby the Collateral Manager and/or its affiliates are obligated to offer certain investments to Clients before or without the Collateral Manager’s offering those investments to the Issuer. The Issuer agrees that the Collateral Manager may make investments on behalf of the Issuer in securities or obligations that it has declined to invest in or enter into for its own account, the account of any of the Collateral Manager or its affiliates or the account of any other Client.

The Issuer acknowledges that the Collateral Manager and its affiliates may make and/or hold investments in an Obligor’s or issuer’s obligations or securities that may be pari passu, senior or junior in ranking to an investment in such Obligor’s or issuer’s obligations or securities made and/or held by the Issuer, or otherwise have interests different from or adverse to those of the Issuer.

Section 5. Conflicts of Interest.

Any transaction effected by the Issuer in connection with the acquisition, disposition or substitution of any Asset shall be conducted on an arm’s length basis and, if effected with a Person Affiliated with the Collateral Manager (or with an account or portfolio for which the Collateral Manager or any of its Affiliates serves as investment adviser), shall be effected on terms no less favorable to the Issuer than would be the case if such Person were not so Affiliated.

Section 6. Records; Confidentiality.

The Collateral Manager shall maintain or cause to be maintained appropriate books of account and records relating to its services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the Issuer, the Trustee, the holders, and the Independent accountants appointed by the Collateral Manager on behalf of the Issuer pursuant to Article X of the Indenture at any time during normal business hours and upon not less than three Business Days’ prior notice. The Collateral Manager shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to non-affiliated third parties (excluding any holders and beneficial owners of the Notes) except (a) with the prior written consent of the Issuer, (b) such information as the Rating Agencies shall reasonably request in connection with its rating of the Notes or supplying credit estimates on any obligation included in the Assets, (c) in connection with establishing trading or investment accounts or otherwise in connection with effecting Transactions on behalf of the Issuer, (d) as required by (i) applicable law, regulation, court order, or a request by a governmental regulatory agency with jurisdiction over the Collateral Manager or any of its

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affiliates or (ii) the rules or regulations of any self-regulating organization, body or official having jurisdiction over the Collateral Manager or any of its affiliates, (e) to its professional advisors (including, without limitation, legal, tax and accounting advisors), (f) such information as shall have been publicly disclosed other than in known violation of this Agreement or the provisions of the Indenture or shall have been obtained by the Collateral Manager on a non-confidential basis, (g) such information as is necessary or appropriate to disclose so that the Collateral Manager may perform its duties hereunder, under the Indenture or any other Transaction Document, (h) as expressly permitted in the Final Offering Circular, in the Indenture or in any other Transaction Document, (i) in connection with any regulatory filing that the Collateral Manager is required to make or (j) general performance information which may be used by the Collateral Manager, its affiliates or Owners in connection with their marketing activities. Notwithstanding the foregoing, it is agreed that the Collateral Manager may disclose (A) that it is serving as collateral manager of the Issuer, (B) the nature, aggregate principal amount and overall performance of the Assets, (C) the amount of earnings on the Assets, (D) such other information about the Issuer, the Assets and the Notes as is customarily disclosed by managers of collateralized loan obligations and (E) each of its respective employees, representatives or other agents may disclose to any and all Persons, without limitation of any kind, the United States federal income tax treatment and United States federal income tax structure of the transactions contemplated by the Indenture, this Agreement and the related documents and all materials of any kind (including opinions and other tax analyses) that are provided to them relating to such United States federal income tax treatment and United States income tax structure. Nothing in this Agreement prohibits the reporting of possible violations of state or federal law or regulation to or otherwise responding to or cooperating with an investigation by any governmental agency or entity, including the Department of Justice, the Securities and Exchange Commission, Congress and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal, state or local law or regulation.

Section 7. Obligations of Collateral Manager.

In accordance with the Collateral Manager Standard, the Collateral Manager shall (a) take care to avoid taking any action that would (i) materially adversely affect the status of the Issuer for purposes of United States federal or state law, or other law applicable to the Issuer, (ii) not be permitted by the Issuer’s Organizational Instruments, copies of which the Collateral Manager acknowledges the Issuer has provided to the Collateral Manager, (iii) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer, including, without limitation, actions which would violate any United States federal, state or other applicable securities law that is known by the Collateral Manager to be applicable to it and, in each case, the violation of which would have a Material Adverse Effect on the Issuer or have a material adverse effect on the ability of the Collateral Manager to perform its obligations hereunder, (iv) require registration of the Issuer or the pool of Assets as an “investment company” under the 1940 Act, (v) cause the Issuer to be treated as a corporation for U.S. federal income tax purposes, or (vi) knowingly and willfully adversely affect the interests of the Issuer in the Assets in any material respect (other than (A) as expressly permitted hereunder or under the Indenture or (B) in connection with any action taken in the ordinary course of business of the Collateral Manager in accordance with its fiduciary duties to its clients) and (b) comply in all material respects with

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requirements of the U.S. Risk Retention Rules applicable to it in connection with the performance of its duties under this Agreement and the Indenture, in each case, except in such instances in which (i) such requirement, order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) failure to comply therewith would not have a Material Adverse Effect on the Issuer or a material adverse effect on the ability of the Collateral Manager to perform its obligations hereunder or under the Indenture. If the Collateral Manager is ordered by the sole member of the Issuer or the requisite holders or beneficial owners of the Notes to take any action which would, or could reasonably be expected to, in each case in its reasonable business judgment, have any such consequences, the Collateral Manager shall promptly notify the Issuer that such action would, or could reasonably be expected to, in each case in its reasonable business judgment, have one or more of the consequences set forth above and shall not take such action unless the sole member of the Issuer then requests the Collateral Manager to do so and both a Majority of the Controlling Class and a Majority of the Subordinated Notes have consented thereto in writing. Notwithstanding any such request, the Collateral Manager shall not take such action unless (1) arrangements satisfactory to it are made to insure or indemnify the Collateral Manager, affiliates of the Collateral Manager and members, shareholders, partners, managers, directors, officers or employees of the Collateral Manager or such affiliates from any liability and expense it may incur as a result of such action and (2) if the Collateral Manager so requests in respect of a question of law, the Issuer delivers to the Collateral Manager an Opinion of Counsel (from outside counsel satisfactory to the Collateral Manager) that the action so requested does not violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer or over the Collateral Manager. Neither the Collateral Manager nor its affiliates, shareholders, partners, members, managers, directors, officers or employees shall be liable to the Issuer or any other Person, except as provided in Section 10. Notwithstanding anything contained in this Agreement to the contrary, any indemnification or insurance by the Issuer provided for in this Section 7 or Section 10 shall be payable out of the Assets in accordance with the Priority of Payments, and the Collateral Manager may take into account such Priority of Payments in determining whether any proposed indemnity arrangements contemplated by this Section 7 are satisfactory.

So long as the Secured Notes are Outstanding, the Collateral Manager will directly or indirectly own 100% of the Outstanding Subordinated Notes (through its ownership of the U.S. Retention Holder) and will not cause the transfer such Subordinated Notes unless it receives, in connection with any proposed transfer, written advice of counsel of nationally recognized standing in the United States that is experienced in such matters to the effect that such proposed transfer will not require the Collateral Manager to register as an investment adviser under the Advisers Act.

Section 8. Compensation.

(a) As compensation for the performance of its obligations as Collateral Manager under this Agreement, the Collateral Manager will be entitled to receive a fee on each Payment Date (in accordance with the Priority of Payments), which consists of the Collateral Management Fee (the “Collateral Management Fee”). The Collateral Management Fee will accrue quarterly in arrears on each Payment Date (prorated for the related Interest Accrual Period), in an amount equal to (i) for so long as MFIC is the Collateral Manager, 0.00% per annum (calculated on the basis of the

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actual number of days in the applicable Collection Period divided by 360) of the Fee Basis Amount, or (ii) if MFIC is no longer the Collateral Manager, 0.10%, per annum (calculated on the basis of the actual number of days in the applicable Collection Period divided by 360) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date.

The Collateral Management Fee is payable on each Payment Date only to the extent that sufficient Interest Proceeds and Principal Proceeds are available. To the extent the Collateral Management Fee is not paid on any Payment Date when due and such fee was not voluntarily deferred or waived (the “Collateral Management Fee Shortfall Amount”), or the Collateral Manager elects to defer all or a portion thereof and later rescinds such deferral election, the Collateral Management Fee will be deferred and will be payable on subsequent Payment Dates in accordance with the Priority of Payments. Interest on the Collateral Management Fee Shortfall Amount shall accrue at the Prime Rate for the period beginning on the first Payment Date on which the related Collateral Management Fee was due (and not paid) through the Payment Date on which such Collateral Management Fee Shortfall Amount (including accrued interest) is paid.

At the option of the Collateral Manager, by written notice to the Trustee and the Collateral Administrator, no later than the Determination Date immediately prior to such Payment Date, on each Payment Date, (i) all or a portion of the Collateral Management Fees or the Collateral Management Fee Shortfall Amount (including accrued interest) due and owing on such Payment Date may be deferred for payment on a subsequent Payment Date, without interest (the “Current Deferred Management Fee”); and (ii) all or a portion of the previously deferred Collateral Management Fees or Collateral Management Fee Shortfall Amount (including accrued interest prior to the Payment Date on which the payment of such Collateral Management Fee Shortfall Amount was deferred by the Collateral Manager) (collectively, the “Cumulative Deferred Management Fee”) may be declared due and payable (to the extent there are sufficient Interest Proceeds and Principal Proceeds therefor and subject to the limitations set forth in Sections 11.1(a)(i)(B) and 11.1(a)(ii)(A) of the Indenture). At such time as the Notes are redeemed in connection with an Optional Redemption (unless Refinancing Proceeds are being used to redeem the Notes in whole or in part), a Tax Redemption or a Clean-Up Call Redemption, without duplication, all accrued and unpaid Collateral Management Fees, Current Deferred Management Fees, Collateral Management Fee Shortfall Amounts (including accrued interest), and Cumulative Deferred Management Fees (the “Aggregate Collateral Management Fee”) shall be due and payable to the Collateral Manager.

(b) The Collateral Manager may, in its sole discretion (but shall not be obligated to), elect to defer or irrevocably waive all or a portion of the Collateral Management Fee, payable to the Collateral Manager on any Payment Date. Any such election shall be made by the Collateral Manager delivering written notice thereof to the Issuer, the Collateral Administrator and the Trustee no later than the Determination Date immediately prior to such Payment Date (or such later time and date as may be consented to by the Trustee). Any election to defer or irrevocably waive the Collateral Management Fee may also take the form of written standing instructions to the Issuer, the Collateral Administrator and the Trustee; provided that, such standing instructions may be rescinded by written notice delivered to the Issuer, the Collateral Administrator and the Trustee by the Collateral Manager at any time except during the period between a Determination Date and Payment Date (except as may be consented to by the Trustee). Any such Collateral

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Management Fee so deferred with respect to which the Collateral Manager later rescinds such deferral by delivering written notice thereof to the Issuer, the Collateral Administrator and the Trustee not later than the Determination Date immediately preceding the related Payment Date (or such later time and date as may be consented to by the Trustee), shall be payable on such Payment Date (and, if necessary, subsequent Payment Dates) in accordance with the Priority of Payments without interest.

(c) Except as otherwise set forth herein and in the Indenture, the Collateral Manager will continue to serve as collateral manager under this Agreement notwithstanding that the Collateral Manager will not have received amounts due it under this Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments.

(d) If this Agreement is terminated for any reason, or if the Collateral Manager resigns or is removed, (i) Collateral Management Fees shall be prorated for any partial period elapsing from the last Payment Date on which such Collateral Manager received the Collateral Management Fee to the effective date of such termination, resignation or removal and (ii) any unpaid Cumulative Deferred Management Fees, Collateral Management Fee Shortfall Amount (including related interest) shall be determined as of the effective date of such termination, resignation or removal and, in each case, shall be due and payable on each Payment Date following the effective date of such termination, resignation or removal in accordance with the Priority of Payments until paid in full. Otherwise, such resigning or removed Collateral Manager shall not be entitled to any further compensation for further services under this Agreement but shall be entitled to receive any expense reimbursement accrued to the effective date of termination, resignation or removal and any indemnity amounts owing (or that may become owing) as set forth under Section 10. Any Aggregate Collateral Management Fee, expense reimbursement and indemnities owed to such Collateral Manager or owed to any successor Collateral Manager on any Payment Date shall be paid pro rata based on the amount thereof then owing to each such Person, subject to the Priority of Payments.

(e) Notwithstanding anything herein to the contrary, in the event that the Collateral Manager’s services hereunder terminate, other than by reason of an involuntary termination not for Cause, then the terminating Collateral Manager shall not be entitled to any deferred Collateral Management Fee on any Payment Date following the date of such termination.

(f) The Issuer shall be entitled to perform any tax withholding or reporting that may be required by law in respect of payments to the Collateral Manager hereunder.

Section 9. Benefit of the Agreement.

The Collateral Manager shall perform its obligations hereunder and under the Indenture in accordance with the terms of this Agreement and the terms of the Indenture applicable to it. The Collateral Manager agrees and consents to the provisions contained in Section 15.1 of the Indenture. In addition, the Collateral Manager acknowledges the pledge of this Agreement under the granting clause of the Indenture.

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Section 10. Limits of Collateral Manager Responsibility.

(a) None of the Collateral Manager, its affiliates, its Owners or their respective Related Persons assumes any responsibility under this Agreement other than the Collateral Manager agrees to render the services required to be performed by it hereunder and under the terms of the Indenture applicable to it. The Collateral Manager shall not be responsible for any action or inaction of the Issuer or the Trustee in following or declining to follow any advice, recommendation or direction of the Collateral Manager including as set forth in Section 7. The Indemnified Parties (as defined below) shall not be liable to the Issuer, the Trustee, any holder, any beneficial owner of Notes, the Initial Purchaser, the Placement Agent, any of their respective affiliates, Owners or Related Persons or any other Persons for any act, omission, error of judgment, mistake of law, or for any claim, loss, liability, damage, judgments, assessments, settlement, cost, or other expense (including attorneys’ fees and expenses and court costs) arising out of any investment, or for any other act or omission in the performance of the Collateral Manager’s obligations under or in connection with this Agreement or the terms of any other Transaction Document applicable to the Collateral Manager, incurred as a result of actions taken or recommended or for any omissions of the Collateral Manager, or for any decrease in the value of the Assets, except for liability to which the Collateral Manager would be subject (i) by reason of acts or omissions constituting bad faith, willful misconduct or gross negligence in the performance of its duties hereunder and under the terms of the Indenture or (ii) with respect to the Collateral Manager Information, as of the date made, such information containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (the preceding clauses (i) and (ii) collectively referred to for purposes of this Section 10 as “Collateral Manager Breaches”). The Collateral Manager shall not be liable for any consequential, punitive, exemplary or treble damages or lost profits hereunder or under the Indenture. The Collateral Manager and any of its Affiliates may consult with counsel, independent accountants or any other experts selected by them and shall not be liable for any action taken or omitted to be taken by them in accordance with their advice. Nothing contained herein shall be deemed to waive any liability which cannot be waived under applicable state or federal law or any rules or regulations adopted thereunder.

(b) The Issuer shall indemnify and hold harmless the Collateral Manager, its affiliates and Owners and their respective Related Persons (each, an “Indemnified Party”) from and against any and all losses, claims, damages, judgments, assessments, costs or other liabilities (collectively, “Losses”) and will promptly reimburse such Indemnified Party for all reasonable fees and expenses incurred by an Indemnified Party with respect thereto (including reasonable fees and expenses of counsel) (collectively, “Expenses”) arising out of or in connection with the issuance of the Notes (including, without limitation, any untrue statement of material fact contained in the Final Offering Circular, or omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading), the transactions contemplated by the Final Offering Circular, the Indenture or this Agreement and any acts or omissions of any such Indemnified Party; provided that, such Indemnified Party shall not be indemnified for any Losses or Expenses incurred as a result of any Collateral Manager Breach. Notwithstanding anything contained herein to the contrary, the obligations of the Issuer under this Section 10 to indemnify any Indemnified Party for any Losses

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or Expenses are non-recourse obligations of the Issuer payable solely out of the Assets in accordance with the Priority of Payments set forth in the Indenture. Notwithstanding anything to the contrary, no provision herein shall be construed so as to provide for the indemnification or exculpation of any party (including, the Collateral Manager or its affiliates) for any liability (including liability under U.S. federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or exculpation would be in violation of applicable law, but shall instead be construed so as to effectuate such provision to the fullest extent permitted by law.

(c) It is understood that certain provisions of this Agreement may serve to limit the potential liability of the Collateral Manager. The Issuer has had the opportunity to consult with the Collateral Manager as well as, if desired, its professional advisors and legal counsel as to the effect of these provisions. It is further understood that certain applicable laws may impose liability or allow for legal remedies even where the Collateral Manager has acted in good faith and that the rights under those laws may be non-waivable. Nothing in this Agreement shall, in any way, constitute a waiver or limitation of any rights which may not be so limited or waived in accordance with applicable law.

(d) The Collateral Manager does not warrant, nor accept responsibility, nor shall the Collateral Manager have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Term SOFR Rate,” “Benchmark,” “Fallback Rate” or with respect to any rate that is an alternative, replacement, rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any Base Rate Modifier) or the effect of any of the foregoing, or of any supplemental indenture pursuant to clause (xxix) of Section 8.1(a) of the Indenture.

(e) The Collateral Manager shall not be responsible or liable for any failure or delay in the performance of its duties and obligations under this Agreement and/or the Indenture arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, pandemics, epidemics, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

Section 11. No Joint Venture.

The Issuer and the Collateral Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. The Collateral Manager shall be deemed, for all purposes herein, an independent contractor and shall, except as otherwise expressly provided herein or in the Indenture or authorized by the Issuer from time to time, have no authority to act for or represent the Issuer in any way or otherwise be deemed an agent of the Issuer. It is acknowledged that neither the Collateral Manager nor any of its affiliates has provided or shall provide any tax, accounting or legal advice or assistance to the Issuer or any other Person in connection with the transactions contemplated hereby.

Section 12. Term; Termination.

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(a) This Agreement shall commence as of the date first set forth above and shall continue in force until the first of the following occurs: (i) the final liquidation of the Assets and the final distribution of the proceeds of such liquidation to the holders, (ii) the payment in full of the Notes, and the satisfaction and discharge of the Indenture in accordance with its terms or (iii) the early termination of this Agreement in accordance with Section 12(b) or (e) or Section 14.

(b) Subject only to clause (c) below, the Collateral Manager may resign, upon 90 days’ prior written notice to the Issuer (or such shorter notice as is acceptable to the Issuer) and the Trustee; provided that, the Collateral Manager shall have the right to resign immediately upon the effectiveness of any material change in applicable law or regulations which renders the performance by the Collateral Manager of its duties hereunder or under the Indenture to be a violation of such law or regulation.

(c) Notwithstanding the provisions of clause (b) above, no resignation or removal of the Collateral Manager or termination of this Agreement pursuant to such clause shall be effective until the date as of which a successor collateral manager shall have been appointed and approved in accordance with Section 12(d) and has accepted all of the Collateral Manager’s duties and obligations pursuant to this Agreement in writing (an “Instrument of Acceptance”) and has assumed such duties and obligations.

(d) Promptly after notice of any removal under Section 14 or any resignation of the Collateral Manager, the Issuer shall transmit copies of notice of such resignation or removal to the Trustee (which shall forward a copy of such notice to the holders) and the Rating Agencies and shall appoint an institution as Collateral Manager, at the direction of a Majority of the Subordinated Notes, which institution (i) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager hereunder, (ii) is legally qualified and has the capacity to assume all of the responsibilities, duties and obligations of the Collateral Manager hereunder and under the applicable terms of the Indenture, (iii) does not cause the Issuer to become, or require the pool of Assets to be registered as, an investment company under the 1940 Act, (iv) does not cause the Issuer to become subject to U.S. federal income tax on a net basis, (v) has been identified in a prior written notice provided to the Rating Agencies, and (vi) has been approved by a Majority of the Controlling Class.

(e) If (i) a Majority of the Subordinated Notes fails to nominate a successor collateral manager within 30 days of initial notice of the resignation or removal of the Collateral Manager or (ii) a Majority of the Controlling Class does not approve the proposed successor collateral manager nominated by the holders of the Subordinated Notes within 10 days of the date of the notice of such nomination, then a Majority of the Controlling Class shall, within 30 days of the failure described in clause (i) or (ii) of this sentence, as the case may be, nominate a successor collateral manager that meets the criteria set forth in Section 12(d). If a Majority of the Subordinated Notes approves such Controlling Class nominee, such nominee shall become the Collateral Manager. If no successor collateral manager is appointed within 90 days (or, in the event of a change in applicable law or regulation which renders the performance by the Collateral Manager of its duties under this Agreement or the Indenture to be a violation of such law or regulation, within 30 days) following the termination or resignation of the Collateral Manager, any of the resigning or removed Collateral Manager, a Majority of the Subordinated Notes

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(disregarding Collateral Manager Notes, unless 100% of the Subordinated Notes are Collateral Manager Notes) and a Majority of the Controlling Class (disregarding Collateral Manager Notes) shall have the right to petition a court of competent jurisdiction to appoint a successor collateral manager, in either such case whose appointment shall become effective after such successor has accepted its appointment and without the consent of any holder or beneficial owner of any Note.

(f) The successor collateral manager shall be entitled to the Collateral Management Fee set forth in Section 8(a) and no compensation payable to such successor collateral manager shall be greater than as set forth in Section 8(a) without the prior written consent of 100% of the holders of each Class of Notes voting separately by Class, including Collateral Manager Notes. Upon the later of the expiration of the applicable notice periods with respect to termination specified in this Section 12 or in Section 14 and the acceptance of its appointment hereunder by the successor collateral manager, all authority and power of the Collateral Manager hereunder, whether with respect to the Assets or otherwise, shall automatically and without action by any Person pass to and be vested in the successor collateral manager. The Issuer, the Trustee and the successor collateral manager shall take such action (or the Issuer shall cause the outgoing Collateral Manager to take such action) consistent with this Agreement and as shall be necessary to effect any such succession.

(g) If this Agreement is terminated pursuant to this Section 12, such termination shall be without any further liability or obligation of either party to the other, except as provided in clause (i) below.

(h) Sections 6, 7 (with respect to any indemnity or insurance provided thereunder), 10, 15, 17, 21, 22, 23 and 25 shall survive any termination of this Agreement pursuant to this Section 12 or Section 14.

(i) In connection with any vote under this Agreement, in determining whether the holders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver or made any proposal, if Collateral Manager Notes are disregarded and deemed not to be Outstanding in connection with such vote and a Class of Notes entitled to vote is comprised entirely of Collateral Manager Notes, then the most senior Class of Notes that is not comprised entirely of Collateral Manager Notes shall be entitled to exercise the specified voting rights, disregarding any Collateral Manager Notes, in lieu of such other Class of Notes.

Section 13. Assignments.

(a) Except as otherwise provided in Section 2(e) or this Section 13, the Collateral Manager may not assign or delegate, its rights or responsibilities under this Agreement without (i) providing prior written notice to the Rating Agencies and (ii) obtaining the consent of the Issuer and the consent of (voting separately) a Majority of the Controlling Class and a Majority of the Subordinated Notes.

(b) The Collateral Manager may, without obtaining the consent of any holder or beneficial owner of any Note and without obtaining the prior consent of the Issuer, (i) assign any

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of its rights or obligations under this Agreement to an Affiliate of the Collateral Manager; provided that, such Affiliate (A) has demonstrated ability, whether as an entity or by its personnel, to professionally and competently perform duties similar to those imposed upon the Collateral Manager pursuant to this Agreement, (B) has the legal right and capacity to act as Collateral Manager under this Agreement, and (C) shall not cause the Issuer or the pool of Assets to become required to register under the provisions of the 1940 Act or (ii) enter into (or have its parent enter into) any consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all of its assets to, another entity if (A) at the time of such consolidation, merger, amalgamation or transfer, the resulting, surviving or transferee entity assumes all the obligations of the Collateral Manager under this Agreement generally (whether by operation of law or by contract) and the other entity is solely a continuation of the Collateral Manager in another corporate or similar form and has substantially the same personnel and (B) such action does not cause the Issuer to be subject to tax on a net income basis in any jurisdiction; provided further that, the Collateral Manager shall deliver prior notice to the Rating Agencies of any assignment, delegation or combination made pursuant to this sentence. Upon the execution and delivery of any such assignment by the assignee, the Collateral Manager will be released from further obligations pursuant to this Agreement except with respect to its obligations and agreements arising under Section 10, 12(i), 17, 21 through 23 and 25 in respect of acts or omissions occurring prior to such assignment and except with respect to its obligations under Section 15 after such assignment.

(c) This Agreement shall not be assigned by the Issuer without (i) the prior written consent of (A) the Collateral Manager, (B) a Majority of the Subordinated Notes and (C) a Majority of each Class of Notes (voting separately by Class) and (ii) prior written notice to the Rating Agencies except in the case of assignment by the Issuer (1) to an entity which is a successor to the Issuer permitted under the Indenture, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Issuer is bound thereunder or (2) to the Trustee as contemplated by the granting clause of the Indenture. The Issuer has assigned its rights, title and interest in (but not its obligations under) this Agreement to the Trustee pursuant to the Indenture and the Collateral Manager by its signature below agrees to, and acknowledges, such assignment. Upon assignment by the Issuer, the Issuer shall use reasonable efforts to cause such assignee to execute and deliver to the Collateral Manager such documents as the Collateral Manager shall consider reasonably necessary to effect fully such assignment.

(d) Notwithstanding anything else to the contrary contained in this Agreement, the Collateral Manager may (in its sole discretion), at any time and without the consent of any Person, assign all or a portion of its rights and obligations under this Agreement or delegate its rights or responsibilities under this Agreement to Apollo Investment Management, L.P. or any of its Affiliates.

(e) The Issuer shall provide the Rating Agencies and the Trustee (who shall provide a copy of such notice to the Controlling Class) with notice of any assignment pursuant to this Section 13.

Section 14. Removal for Cause.

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(a) The Collateral Manager may be removed for Cause upon 30 Business Days’ prior written notice by the Issuer (“Termination Notice”) at the direction of a Supermajority of the Controlling Class or a Majority of the Subordinated Notes. Simultaneous with its direction to the Issuer to remove the Collateral Manager for Cause, the Controlling Class shall provide to the Issuer a written statement setting forth the reason for such removal (“Statement of Cause”). The Issuer shall deliver to the Trustee (who shall deliver a copy of such notice to the holders) a copy of the Termination Notice and the Statement of Cause within one Business Day of receipt. No such removal shall be effective (A) until the date as of which a successor collateral manager shall have been appointed in accordance with Sections 12(d) and (e) and delivered an Instrument of Acceptance to the Issuer and the removed Collateral Manager and the successor collateral manager has effectively assumed all of the Collateral Manager’s duties and obligations and (B) unless the Statement of Cause has been delivered to the Issuer as set forth in this Section 14(a). “Cause” means any of the following:

(i) the Collateral Manager shall willfully and intentionally violate, or take any action that it actually knows breaches any material provision of this Agreement or the Indenture applicable to it (not including a willful and intentional breach that results from a good faith dispute regarding reasonable alternative courses of action or reasonable interpretation of instructions);

(ii) the Collateral Manager shall breach any provision of this Agreement or any terms of the Indenture applicable to it (it being understood that failure to meet any Concentration Limitation, Collateral Quality Test or Coverage Test is not a breach for purposes of this clause (ii)), which breach would reasonably be expected to have a material adverse effect on the Issuer and shall not cure such breach (if capable of being cured) within 30 days of a Responsible Officer of the Collateral Manager receiving notice of such breach, unless, if such breach is remediable, the Collateral Manager has taken action that the Collateral Manager believes in good faith will remedy such failure, and such action does remedy such failure, within 60 days after a Responsible Officer receives notice thereof;

(iii) the failure of any representation, warranty, certification or statement made or delivered by the Collateral Manager in or pursuant to this Agreement or the Indenture to be correct in any material respect when made which failure (A) would reasonably be expected to have a material adverse effect on the Issuer and (B) is not corrected by the Collateral Manager within 30 days of a Responsible Officer of the Collateral Manager receiving notice of such failure, unless if such failure is remediable, the Collateral Manager has taken action commencing the cure thereof within such 30 day period that the Collateral Manager believes in good faith will remedy such failure within 60 days after the earlier to occur of a Responsible Officer receiving notice thereof or having actual knowledge thereof;

(iv) the Collateral Manager is wound up or dissolved or there is appointed over it or a substantial part of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or the Collateral Manager (A) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (B) applies for or consents (by admission of material allegations of a petition or

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otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Collateral Manager or of any substantial part of its properties or assets in connection with any winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Collateral Manager and continue undismissed for 60 days; (C) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, or similar law, or authorizes such application or consent, or proceedings to such end are instituted against the Collateral Manager without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency or the issuance of an order for relief; or (D) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order (if contested in good faith) remains undismissed for 60 days;

(v) the occurrence and continuation of an Event of Default pursuant to Section 5.1(a) or (b) under the Indenture that results primarily from any material breach by the Collateral Manager of its duties under this Agreement or under the Indenture which breach or default is not cured within any applicable cure period; or

(vi) (A) the occurrence of an act by the Collateral Manager that constitutes fraud or criminal activity in the performance of its obligations under this Agreement (as determined pursuant to a final adjudication by a court of competent jurisdiction) or the indictment of the Collateral Manager for a criminal offense materially related to its business of providing asset management services, or (B) any Responsible Officer of the Collateral Manager primarily responsible for the performance by the Collateral Manager of its obligations under this Agreement, is indicted for a criminal offense materially related to the business of the Collateral Manager providing asset management services, and such Responsible Officer continues to have responsibility for the performance by the Collateral Manager under this Agreement for a period of 20 days after such indictment.

(b) If any of the events specified in clauses (a)(i) through (vi) of this Section 14 shall occur, upon obtaining actual knowledge thereof the Collateral Manager shall give prompt written notice thereof to the Issuer, the Controlling Class, the Subordinated Notes, the Trustee, and the Rating Agencies; provided that, if any of the events specified in Section 14(a)(iv) shall occur, the Collateral Manager shall give written notice thereof to the Issuer, the Trustee, and the Rating Agencies immediately upon the Collateral Manager’s becoming aware of the occurrence of such event. A Majority of each Class of Notes (voting separately by Class), disregarding Collateral Manager Notes, may waive any event described in Section 14(a)(i), (ii), (iii), (v) or (vi) as a basis for termination of this Agreement and removal of the Collateral Manager under this Section 14. In no event will the Trustee be required to determine whether or not Cause exists for the removal of the Collateral Manager.

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(c) If the Collateral Manager is removed pursuant to this Section 14, the Issuer shall have, in addition to the rights and remedies set forth in this Agreement, all of the rights and remedies available with respect thereto at law or equity.

(d) If the Collateral Manager is removed for Cause pursuant to this Section 14, until the appointment of a successor collateral manager becomes effective, the Collateral Manager shall not be permitted under this Agreement to direct the Trustee to effectuate the purchase of any Collateral Obligation or the sale or disposition of any Collateral Obligation other than a Credit Risk Obligation, Defaulted Obligation, or Equity Security without the prior written consent of a Majority of the Controlling Class.

Section 15. Obligations of Resigning or Removed Collateral Manager.

(a) On, or as soon as practicable after, the date any resignation or removal is effective, the Collateral Manager shall (at the Issuer’s expense):

(i) deliver to the Issuer or to such other Person as the Issuer shall instruct all property and documents of the Issuer or otherwise relating to the Assets then in the custody of the Collateral Manager;

(ii) deliver to the Trustee an accounting with respect to the books and records delivered to the Trustee or the successor collateral manager appointed pursuant to Section 12; and

(iii) agree to cooperate with all reasonable requests related to any proceedings, even after its resignation or removal, which arise in connection with this Agreement or the Indenture, assuming the Collateral Manager has received an indemnity in form reasonably satisfactory to the Collateral Manager from an entity reasonably satisfactory to the Collateral Manager, and expense reimbursement reasonably satisfactory to the Collateral Manager.

(b) Notwithstanding such resignation or removal, the Issuer and the Collateral Manager shall each remain liable to the other for its obligations under Section 10 and its acts or omissions giving rise thereto and for any expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) in respect of or arising out of a Collateral Manager Breach, subject to the limitations of liability set forth in Section 10.

Section 16. Representations and Warranties.

(a) The Issuer hereby represents and warrants to the Collateral Manager as follows:

(i) The Issuer has been duly formed and is validly existing under the laws of the State of Delaware, has the full power and authority to own its assets and the securities proposed to be owned by it and included in the Assets and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property, the conduct of its business or the performance of this

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Agreement, the Indenture, the LLC Agreement and the Notes require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a Material Adverse Effect on the Issuer.

(ii) The Issuer has full power and authority to execute, deliver and perform all of its obligations under this Agreement, the Indenture, the LLC Agreement and the Notes and has taken all necessary action to authorize this Agreement and the execution and delivery of this Agreement and the performance of all obligations imposed upon it hereunder, and, as of the Closing Date, will have taken all necessary action to authorize the Indenture, the LLC Agreement and the Notes and the execution, delivery and performance of this Agreement, the Indenture, the LLC Agreement and the Notes and the performance of all obligations imposed upon it thereunder. No consent of any other Person including, without limitation, shareholders and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing (other than any filings pursuant to the UCC required under the Indenture and necessary to perfect any security interest granted thereunder) or declaration with, any governmental authority is required by the Issuer in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Indenture, the LLC Agreement or the Notes or the obligations imposed upon the Issuer hereunder and thereunder. This Agreement has been, and each instrument and document to which the Issuer is a party required hereunder or under the Indenture, the LLC Agreement or the Notes will be, executed and delivered by a Responsible Officer of the Issuer, and this Agreement constitutes, and each instrument or document required hereunder to which the Issuer is a party, when executed and delivered hereunder, will constitute, the legally valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement, (A) to the effect of bankruptcy, receivership, insolvency, winding-up or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency, winding-up or similar event applicable to the Issuer and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii) The execution, delivery and performance of this Agreement and the documents and instruments required hereunder and under the Indenture will not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the Organizational Instruments of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a Material Adverse Effect on the Issuer, and will not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Indenture).

(iv) The Issuer is not in violation of its Organizational Instruments or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule,

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regulation or order of any court, government agency or body having jurisdiction over the Issuer or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the provisions of the Indenture applicable to the Issuer, or the performance by the Issuer of its duties hereunder or thereunder.

(b) The Collateral Manager hereby represents and warrants to the Issuer, as of the date hereof, as follows:

(i) The Collateral Manager is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Maryland and has full power and authority to own its assets and to transact the business in which it is currently engaged, and is duly qualified to do business and is in good standing under the laws of each jurisdiction where the performance of this Agreement would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the ability of the Collateral Manager to perform its obligations under this Agreement and the provisions of the Indenture applicable to the Collateral Manager, or on the validity or enforceability of this Agreement and the provisions of the Indenture applicable to the Collateral Manager.

(ii) The Collateral Manager has full power and authority to execute and deliver this Agreement and to perform all of its obligations required hereunder and under the provisions of the Indenture applicable to the Collateral Manager, and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution and delivery of this Agreement and the performance of all obligations required hereunder and under the terms of the Indenture applicable to the Collateral Manager. No consent of any other Person, including, without limitation, members and creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager or any Affiliate thereof in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement or the obligations imposed on the Collateral Manager hereunder or under the terms of the Indenture applicable to the Collateral Manager other than those which have been obtained or made. No representation is made herein with respect to the requirements of state securities laws or regulations. This Agreement has been executed and delivered by a Responsible Officer of the Collateral Manager, and this Agreement constitutes the valid and legally binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with its terms, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency, winding-up or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency, winding-up or similar event applicable to the Collateral Manager and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii) The execution, delivery and performance of this Agreement and the terms of the Indenture applicable to the Collateral Manager will not violate any provision of any

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existing law or regulation binding on the Collateral Manager (except that no representation is made herein with respect to the requirements of state securities laws or regulations), or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or the Organizational Instruments of, or any securities issued by, the Collateral Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or which would reasonably be expected to adversely affect in a material manner its ability to perform its obligations hereunder or under the Indenture.

(iv) There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the actual knowledge of the Collateral Manager, threatened, that, if determined adversely to the Collateral Manager, would have a material adverse effect upon the performance by the Collateral Manager of its duties under this Agreement or the provisions of the Indenture applicable to the Collateral Manager.

(v) The Collateral Manager Information, as of the date of the Final Offering Circular and the Closing Date, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that the Final Offering Circular does not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant in connection with the offer and sale of securities of such registrant under the Securities Act.

(vi) For each Collateral Obligation which the Issuer has purchased, acquired or entered into binding commitments to purchase, the Collateral Manager incorporated (in the process of entering into such commitment on the Issuer’s behalf) investment guidelines and processes that are consistent (as determined in the Collateral Manager’s sole discretion) with the following, to the extent deemed applicable by the Collateral Manager in its sole and absolute discretion: (i) the UN Principles for Responsible Investment; (ii) the UN Global Compact Principles; and (iii) the OECD Guidelines for Multinational Enterprises.

(c) The Collateral Manager makes no representation, express or implied, with respect to the Issuer or the disclosure with respect to the Issuer.

Section 17. Limited Recourse; No Petition.

The Collateral Manager hereby agrees that it shall not institute against, or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceedings or other proceedings under United States federal or state or other bankruptcy or similar laws until at least one year (or, if longer, the applicable preference period then in effect) plus one day after payment in full of all Notes; provided that, nothing in this Section 17 shall preclude the Collateral Manager from (a) taking any action

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prior to the expiration of such applicable preference period in (x) any case or proceeding voluntarily filed or commenced by the Issuer or (y) any insolvency proceeding filed or commenced against the Issuer by any Person other than the Collateral Manager or (b) commencing against the Issuer or any of its properties any legal action that is not a bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceeding. The Collateral Manager hereby acknowledges and agrees that the Issuer’s obligations hereunder will be solely the corporate obligations of the Issuer, and that the Collateral Manager will not have any recourse to any of the managers, officers, employees, shareholders, directors, incorporators or affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any Transactions contemplated hereby. Notwithstanding any other provisions hereof or of any other Transaction Document, recourse in respect of any obligations of the Issuer to the Collateral Manager hereunder or thereunder will be limited to the Assets as applied in accordance with the Priority of Payments pursuant to the Indenture and, on the exhaustion of the Assets, all claims against the Issuer arising from this Agreement or any other Transaction Document or any Transactions contemplated hereby or thereby shall be extinguished and shall not revive. This Section 17 shall survive the termination of this Agreement for any reason whatsoever.

Section 18. Notices.

Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or, in the case of telecopier notice, when received in legible form, addressed as set forth below:

(a) If to the Issuer:

MFIC Bethesda CLO 2 LLC, as Issuer

c/o MidCap Financial Investment Corporation

9 West 57th Street, 9th Floor
New York, New York 10019

Attention: Gregory W. Hunt

with a copy to:

the Collateral Manager (at its address below)

(b) If to the Collateral Manager:

MidCap Financial Investment Corporation
9 West 57th Street, 9th Floor
New York, New York 10019

Attention: Gregory W. Hunt

If to the Trustee:

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Deutsche Bank National Trust Company
1761 East St. Andrew Place

Santa Ana, California 92705-4934

Attention: Structured Credit Services – MFIC Bethesda CLO 2 LLC

(c) If to the holders:

At their respective addresses set forth in the Register, as applicable.

Any party may change the address or telecopy number to which communications or copies directed to such party are to be sent by giving notice to the other parties of such change of address or telecopy number in conformity with the provisions of this Section 18 for the giving of notice.

Section 19. Binding Nature of Agreement; Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns as provided herein.

Section 20. Entire Agreement; Amendment.

This Agreement and the Indenture contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof and thereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing executed by each of the parties hereto. No amendment to this Agreement may, without the prior written consent of a Majority of the Controlling Class and notice to the Rating Agencies, (a) modify the definition of the term “Cause,” (b) modify the Collateral Management Fee, including the method for calculation of any component of the Collateral Management Fee or any definition herein directly related to the Collateral Management Fee or (c) modify the Class or Classes or the percentage of the Aggregate Outstanding Amount of any Class that has the right to remove the Collateral Manager, consent to any assignment of this Agreement or nominate or approve any successor collateral manager. This Agreement may be amended for any other purpose upon notice to the Rating Agencies, the Controlling Class and the Subordinated Notes without the consent of the holders of any Notes. The Issuer shall provide the holders with notice of any amendment of this Agreement.

Section 21. Governing Law.

THIS AGREEMENT AND ANY DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARDS TO CONFLICT OF LAWS PRINCIPLES THEREOF

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(OTHER THAN AS SET FORTH IN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 22. Submission to Jurisdiction.

With respect to any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement (“Proceedings”), each party irrevocably: (a) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (b) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

The Collateral Manager irrevocably consents to the service of any and all process in any Proceeding by the mailing or delivery of copies of such process to it at the office of the Collateral Manager in New York, New York. The Issuer hereby irrevocably designates and appoints CT Corporation System as the agent of the Issuer to receive on its behalf service of all process brought against it with respect to any such Proceeding in any such court in the State of New York, such service being hereby acknowledged by the Issuer to be effective and binding on it in every respect. If for any reason such agent shall cease to be available to act as such, then the Issuer shall promptly designate a new agent in the City of New York.

Section 23. Waiver of Jury Trial.

EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING.

Section 24. Conflict with the Indenture.

In respect of any conflict between the terms of this Agreement and the Indenture or actions required under the terms of the Indenture and the terms of this Agreement, the terms of the Indenture shall control.

Section 25. Subordination; Assignment of Agreement.

The Collateral Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and the Collateral Manager agrees to be bound by the provisions of, Article XI of the Indenture as if the Collateral Manager were a party to the Indenture and hereby consents to the assignment of this Agreement as provided in Section 15.1 of the Indenture.

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Section 26. Indulgences Not Waivers.

Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 27. Costs and Expenses.

Except as otherwise agreed to by the parties hereto, the costs and expenses (including the fees and disbursements of counsel and accountants but excluding all overhead costs and employees’ salaries) of the Collateral Manager and of the Issuer incurred in connection with the negotiation and preparation of and the execution of this Agreement and any amendment hereto, and all matters incidental thereto, shall be borne by the Issuer. The Issuer will reimburse the Collateral Manager for expenses including fees, costs and expenses reasonably incurred by the Collateral Manager in connection with services provided under this Agreement (regardless of whether the Person providing or performing the service or output giving rise to such fees, costs and expenses is the Collateral Manager, an Affiliate of the Collateral Manager or a third party, and including allocated portions of fees, costs and expenses, including overhead, incurred in connection with services performed by personnel or employees of the Collateral Manager or its affiliates; provided that, if such service or output is provided or performed by the Collateral Manager or an Affiliate of the Collateral Manager and not a third party, then, the applicable fees, costs and expenses shall not be greater than those that would be payable to a third party under arm’s-length terms for the provision or performance of similar services or outputs) including, without limitation, (a) legal advisers, consultants, rating agencies, accountants, brokers and other professionals retained or employed by the Issuer or the Collateral Manager (or an Affiliate of the Collateral Manager (in each case, on behalf of the Issuer)) and any costs of complying with applicable law, (b) asset pricing and asset rating services, compliance services and software, and accounting, programming and data entry services directly related to the management of the Assets, (c) all taxes, regulatory and governmental charges (not based on the income of the Collateral Manager), insurance premiums or expenses, (d) any and all costs and expenses incurred in connection with the acquisition, disposition of investments on behalf of the Issuer (whether or not actually consummated) and management thereof, including attorneys’ fees and disbursements, (e) preparing reports to holders of the Notes, (f) reasonable travel expenses (including without limitation airfare, meals, lodging and other transportation) undertaken in connection with the performance by the Collateral Manager of its duties pursuant this Agreement or the Indenture, (g) expenses and costs in connection with any investor conferences, (h) any broker or brokers in consideration of brokerage services provided to the Collateral Manager in connection with the sale or purchase of any Collateral Obligation, Equity Security, Eligible Investment, or other assets received in respect thereof, (i) bookkeeping, accounting or recordkeeping services obtained or maintained with respect to the Issuer (including those services rendered at the behest of the Collateral Manager), (j) software programs licensed from a third party and used by the Collateral Manager in connection with servicing the Assets, (k) fees and expenses incurred in obtaining the

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Market Value of Collateral Obligations (including without limitation fees payable to any nationally recognized pricing service), (l) audits incurred in connection with any consolidation review, (m) any out-of-pocket expenses incurred by the Collateral Manager or its Affiliates in connection with compliance with the U.S. Risk Retention Rules, (n) to allow the Issuer or the Collateral Manager to comply with any rule or regulation enacted or modified by any regulatory agency of the U.S. federal government, and (o) as otherwise agreed upon by the parties. The foregoing costs and expenses will be payable on each Payment Date to the extent of the funds available for such purpose in accordance with the Priority of Payments.

Section 28. Third Party Beneficiary.

The parties hereto agree that the Trustee on behalf of the Secured Parties shall be a third party beneficiary of this Agreement, and shall be entitled to rely upon and enforce such provisions of this Agreement to the same extent as if each of them were a party hereto.

Section 29. Titles Not to Affect Interpretation.

The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

Section 30. Execution in Counterparts.

This Agreement may be executed and delivered in any number of counterparts by telegraphic or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

Section 31. Provisions Separable.

The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

Section 32. Gender.

Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

Section 33. Communications with Rating Agencies.

The Collateral Manager shall, on behalf of the Issuer, take all steps required for the Issuer to comply with its obligations under the Indenture and under rating application letters and any related side letters, in each case in respect of Rule 17g-5 under the Exchange Act.

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IN WITNESS WHEREOF, the parties hereto have executed this Collateral Management Agreement as of the date first written above.

Executed by:

MFIC BETHESDA CLO 2 LLC,
as Issuer

By: MidCap Financial Investment Corporation, its designated manager

By: ___________________________________
Name:
Title:

MFIC Bethesda CLO 2

Collateral Management Agreement

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MIDCAP FINANCIAL INVESTMENT CORPORATION, as Collateral Manager

By: ___________________________________
Name:
Title:

MFIC Bethesda CLO 2

Collateral Management Agreement

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